Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill-Rom Contacts	Welch Allyn Contacts
Investor Relations	Media
Blair A. (Andy) Rieth, Jr.	Jamie Arnold, APR
Vice President, Investor Relations	Public Relations Manager
312-819-7259	315-685-4599
andy.rieth@hill-rom.com

Media
Larry Baumann
Executive Director, Corporate Communications
312-819-7248
larry.baumann@hill-rom.com

Matt Sherman or Alyssa Cass
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

HILL-ROM TO ACQUIRE WELCH ALLYN CREATING GLOBAL LEADER
IN PATIENT CARE SOLUTIONS

Welch Allyn Joins Hill-Rom as Part of Strategic Acquisition Designed to Advance
Medical Device Innovation, Benefit Patients and Providers

Company Will Focus on Developing Patient Care Solutions that Improve Clinical and Economic Outcomes in Hospitals, Physician Offices and Other Care Settings

Company Expected to Generate $2.6 Billion in Revenues and Over $500 Million in Adjusted EBITDA

Combination Expands Hill-Rom’s Product Portfolio with Point of Care Diagnostics and Testing

Transaction Immediately Accretive to Hill-Rom's Adjusted Gross and EBITDA Margins; Accretive to Adjusted EPS by Over 10% in Fiscal 2016 and Meaningfully Higher Thereafter

Expected Annual Run-Rate Cost Synergies of at least $40 Million by 2018

Hill-Rom Reaffirms Third Quarter and Full Year 2015 Financial Guidance

Hill-Rom to Host Conference Call Today at 8:00 a.m. ET

CHICAGO, IL and SKANEATELES FALLS, NY – June 17, 2015 – Two of the world’s leading healthcare technology companies are joining forces to make possible the development of leading-edge solutions that will advance patient care around the world. Hill-Rom Holdings, Inc. (NYSE: HRC) (“Hill-Rom”) and privately-held Welch Allyn, Inc. (“Welch Allyn”) today announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which Hill-Rom will acquire Welch Allyn for approximately $2.05 billion in cash and stock. The two companies have nearly two centuries of medical device innovation between them and will combine their unique strengths to develop new technologies that enhance outcomes for patients and their caregivers.

Under the terms of the agreement, Welch Allyn shareholders will receive $1.625 billion in cash and approximately 8.1 million newly-issued shares of Hill-Rom common stock.

Upon the completion of the transaction, which the companies expect will occur before the end of September 2015, Welch Allyn shareholders, a group that consists of about 75 shareholders, will own approximately 13 percent of the combined company. No single Welch Allyn shareholder will own more than approximately one percent of Hill-Rom equity.

Like Hill-Rom, Welch Allyn is dedicated to enhancing outcomes for patients and caregivers, with a rich tradition of innovation and best-in-class patient and customer service. Headquartered in Skaneateles Falls, New York, Welch Allyn is a leading manufacturer of medical diagnostic equipment that delivers practical innovation at the point of care. For a century, Welch Allyn has enhanced the patient and caregiver experience by understanding clinical needs and developing a diversified portfolio of devices that assess, diagnose, treat and manage a wide variety of illnesses and diseases. Welch Allyn is the only global company focused exclusively on the needs of Frontline Care™ with multiple call points, including primary care physicians, nurses, hospitalists, biomeds and specialists, among others.

Through the acquisition of Welch Allyn, Hill-Rom expects to play an even greater role in improving patient care globally and achieving greater levels of efficiency and reducing healthcare costs for its customers. Combining Hill-Rom’s leading position in hospitals and operating rooms worldwide with Welch Allyn’s leading position in point of care diagnostics and testing will expand both companies’ ability to help healthcare providers focus on patient care solutions that improve clinical and economic outcomes. Together, Hill-Rom and Welch Allyn will offer a wide range of innovative solutions to a patient-centric, global customer base focused on quality and efficiency.

Management Commentary

John J. Greisch, President and CEO of Hill-Rom, said, “Hill-Rom is at the forefront of improving the healthcare delivery system, and this compelling combination further positions Hill-Rom to play an increasingly important role in improving patient care. Hill-Rom has aggressively pursued external growth opportunities that leverage Hill-Rom’s existing channel strength to advance our strategic objectives of being a stronger, more diversified organization with the scale, resources and geographic reach to drive value across our business. This is a significant step in our transformational journey, and we are confident that our combination with Welch Allyn advances these objectives and will create a stronger platform from which to deliver significant value creation for our shareholders and other stakeholders.”

Mr. Greisch continued, “As one company, we will have the infrastructure, capabilities and innovative product portfolio to faster pursue a differentiated business model that meets the evolving needs of patients and customers and delivers superior healthcare outcomes across multiple care settings. We believe this combination, which will be accretive to Hill-Rom’s adjusted gross and EBITDA margins, will also result in an enhanced financial profile, creating the opportunity for accelerated growth.”

Mr. Greisch concluded, “Welch Allyn is a well-respected company with a powerful brand, a broad suite of products and an outstanding team of employees. We are committed to building on Welch Allyn’s legacy, and intend to maintain a major presence in Skaneateles Falls, the home to a large base of Welch Allyn’s talent, expertise and resources. We will also preserve the highly respected Welch Allyn name. We look forward to welcoming the Welch Allyn team to Hill-Rom and combining our two great companies to continue our shared mission of improving patient outcomes and reducing patient costs.”

Steve Meyer, President and CEO of Welch Allyn, commented, “This transaction represents a compelling opportunity for Welch Allyn with the right partner in Hill-Rom, who appreciates our company’s special history, strengths and strategy. Combining with Hill-Rom will enable Welch Allyn to build on our important accomplishments over the last 100 years and play an even bigger role serving and meeting the evolving needs of patients and healthcare systems around the world. Hill-Rom and Welch Allyn share a commitment to patients and a history of delivering innovative solutions. Hill-Rom has the scale, geographic reach, experience and vision necessary to foster the next stage of growth and to ensure Welch Allyn’s continued success.”

Eric Allyn, co-Chairman of the Welch Allyn Board of Directors and a Welch Allyn founding family member, added, “The Welch Allyn shareholders so strongly believe in the power of this combination and its prospects for growth that we are taking a significant ownership stake in the combined enterprise. By becoming part of Hill-Rom, Welch Allyn can better compete in the industry and innovate in ways greater than ever before.”

Financial Benefits of the Combination

•
Significantly Increases Hill-Rom’s Size and Scale: Welch Allyn is a leader in markets with attractive growth and, on a pro-forma basis, Hill-Rom expects the combined company will have $2.6 billion in revenues and generate over $500 million in adjusted EBITDA.

•
Immediately Accretive to Hill-Rom’s Adjusted Gross and EBITDA Margins and Adjusted EPS: Hill-Rom expects the acquisition of Welch Allyn will be immediately accretive to Hill-Rom’s adjusted gross and EBITDA margins. Additionally, Hill-Rom expects the transaction to be more than 10 percent accretive to adjusted earnings per share in 2016 and meaningfully more accretive thereafter.

•
Substantial Cost and Revenue Synergies: Hill-Rom anticipates that it will achieve annual run-rate cost savings of at least $40 million by 2018, primarily through a combination of facility optimization, procurement efficiencies and general and administrative expense reductions.

•
Maintains Financial Strength and Flexibility: Hill-Rom expects the strong cash flow generation of the combined company will allow it to delever to below 3.5 times adjusted EBITDA by the end of fiscal 2017, compared to 4.5 times at closing.

Strategic Benefits of the Combination

•
Creates Premier Global Healthcare Company Focused on Improving Clinical and Economic Outcomes: With the complementary commercial position and product portfolios of Hill-Rom and Welch Allyn, the company will have enhanced customer relevance and a strengthened competitive position. Together, Hill-Rom and Welch Allyn will leverage their respective infrastructures and product portfolios to provide physicians and other caregivers with improved diagnostics, sensing and patient monitoring technologies, along with the market leading solutions Hill-Rom provides today in the areas of advancing mobility, wound care and prevention, clinical workflow, surgical safety and efficiency and respiratory health.

With an integrated offering, the company will hold industry-leading positions across the care continuum, including primary and intensive care, hospital patient room, operating room and post-acute care. The transaction will also enable the company to expand its channel access and call points and enhance clinical workflow through EMR connectivity solutions.

•
Creates Stronger, More Diversified Platform to Drive Growth: Welch Allyn is one of the premier brands for hospital and physician office-based patient care, and its portfolio of products will immediately expand the combined company’s portfolio with point of care diagnostics and testing. With this expanded platform, the combined company will have stable recurring cash flow, with less than one third of the company’s revenue occurring from large acute care capital equipment. Furthermore, the company's significantly enhanced financial position and breadth of resources will enable it to further invest in its R&D programs and pursue additional M&A opportunities.

•
Enables Hill-Rom and Welch Allyn to Better Meet Customer and Patient Needs in an Evolving Healthcare Market: As Hill-Rom continues to move into patient sensing at the bedside and expand in the operating room, Welch Allyn will bring deep expertise and complementary products. The combined company will capture efficiencies and cut costs in its patient-centric care models by coordinating care across settings and maximizing the inter-operability of its devices. It will also reduce supply chain complexity and improve operational efficiencies for its customers. With a single call point across a broader set of products and services, the company will be larger, more streamlined, and better positioned to meet its customers’ needs.

•
Creates Additional Opportunities for Employees: A combined Hill-Rom and Welch Allyn will result in a significantly larger global company with operations in over 30 countries and approximately 10,000 employees around the world. Employees in the combined company are expected to have more opportunities to pursue careers across a larger, more diversified global business.

Financing, Timing and Approvals

Hill-Rom has obtained committed financing from Goldman Sachs Bank USA in connection with the transaction. Subject to market and other conditions, the company expects to finance the acquisition of Welch Allyn through a combination of equity issued to Welch Allyn shareholders and secured and senior unsecured debt.

The transaction is expected to close before the end of September 2015, subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. Following the execution of the merger agreement, Welch Allyn shareholders delivered a proxy representing at least the requisite vote required to approve the transaction.

Financial Guidance for Hill-Rom

Hill-Rom also reaffirmed its financial expectations for revenue and adjusted Earnings per Diluted Share for the third quarter of fiscal 2015, and cash flow for fiscal 2015, which were provided on May 5, 2015.

The Company’s expectations for the third quarter are as follows:
•	Reported revenue growth of 13 to 15 percent; and
•	Adjusted Earnings per Diluted Share expected to be $0.58 to $0.61.

The Company’s expectations for the full year fiscal 2015 are as follows:
•	Reported revenue growth of 10 to 11 percent;
•	Adjusted Earnings per Diluted Share expected to be $2.50 to $2.54; and
•	Cash flow from operations expected to be approximately $250 million.

These expectations exclude any potential impact of the acquisition.

Headquarters and Management

Mr. Greisch will serve as President and CEO of the combined company. Hill-Rom expects that certain members of Welch Allyn’s senior management will join the company. The company will be headquartered in Chicago, Illinois, and expects to maintain a substantial presence in Skaneateles Falls, New York, where Welch Allyn is headquartered, and Tijuana, Mexico, where Welch Allyn has significant operations. Hill-Rom is also committed to preserving the strong Welch Allyn brand.

Advisors

Goldman, Sachs & Co. is serving as financial advisor to Hill-Rom and Winston & Strawn is serving as its legal counsel. Barclays is serving as financial advisor to Welch Allyn and Cravath, Swaine & Moore is serving as its legal counsel.

Conference Call Webcast and Dial-in Information

Hill-Rom will host a conference call today, Wednesday, June 17, 2015 at 8:00 a.m. Eastern Time (ET) to discuss this announcement.

Webcast: To join the live webcast with audio, go to http://ir.hill-rom.com/events.cfm. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information: To join the live conference call, dial 866-610-1072 domestic callers / 973-935-2840 international callers. The following Confirmation Code is required for both: 66858908. Callers will need to provide their name, company affiliation and telephone number to the conference operator. A recording of the webcast/call audio will be available for telephone replay through July 1, 2015, domestically at 800-585-8367 and internationally at 404-537-3406. For the replay, callers will need to use confirmation code 66858908. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading global medical technology company with approximately 8,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Clinical Workflow, Surgical Safety and Efficiency, and Respiratory Health. Hill-Rom's people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers.

About Welch Allyn, Inc.

Since 1915 Welch Allyn has brought a unique perspective to developing diagnostic solutions by combining pragmatic knowledge with a visionary spirit of innovation and ongoing improvement. As a leading global manufacturer of physical examination instruments and accessories and EMR-connected vital signs and cardiac monitoring solutions, the company has a steadfast commitment to delivering superlative medical products, services and solutions that help healthcare professionals provide better care for their patients. Welch Allyn is headquartered in Skaneateles Falls, N.Y. (USA) and employs nearly 2,600 people in 26 different countries. Visit www.welchallyn.com for more information. Like us on Facebook and follow us on Twitter and LinkedIn.

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company's future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are subject to risks and uncertainties, and are not guarantees of future performance, and the Company's actual results could differ materially from those set forth in any forward-looking statements. Risks and uncertainties include, but are not limited to, the likelihood that the transaction is consummated, the expected benefits of the transaction, general marketplace conditions and competition, adverse litigation or government action, and changes to laws and regulations applicable to our industry. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in the Company's previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

Hill-Rom will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register shares of Hill-Rom common stock that will be issued to Welch Allyn shareholders in connection with the transaction, which will include a proxy statement/prospectus that will be delivered to Welch Allyn’s shareholders in connection with their required approval of the transaction. INVESTORS AND SECURITYHOLDERS OF WELCH ALLYN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER FILINGS THAT MAY BE MADE WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The registration statement and proxy statement/prospectus and other documents which will be filed by Hill-Rom with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov, or from Hill-Rom, 1069 State Route 46 East, Batesville, Indiana 47006, Attention Corporate Secretary. Certain executive officers and directors of Welch Allyn have interests in the proposed transaction that may differ from the interests of stockholders generally. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.